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                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26257) of Guitar Center, Inc. of our report dated May 28, 1999 relating to the financial statements of Musician's Friend, Inc., which appears in the Current Report on Form 8-K/A of Guitar Center, Inc. dated August 10, 1999.



PricewaterhouseCoopers LLP

Portland, Oregon
August 9, 1999